UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2025

Nova LifeStyle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36259	90-0746568
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6565 E. Washington Blvd., Commerce, CA 90040

(Address of Principal Executive Office) (Zip Code)

(323) 888-9999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NVFY	Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreement

See disclosure in Item 2.01 below and incorporate herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 25, 2025, Nova Furniture Limited, a company incorporated in the British Virgin Islands and a wholly owned subsidiary of Nova LifeStyle, Inc. (the “Company”) closed its subscription of 99.815% interest in Preamble Capital, A Series of CGF2021 LLC (the “Preamble Capital”), a Delaware Limited Liability Company for $5,664,500.05, as previously disclosed in the Form 8-K filed by the Company with SEC on September 29, 2025.

On September 26, 2025, Preamble Capital entered into a Subscription Agreement (the “Agreement”) with a certain fund that holds an aggregate of 353,772 shares of Common Stock of Space Exploration Technologies Corp., a Texas corporation (“SpaceX”), comprising of 121,805 shares of Class A Common Stock and 231,967 shares of Class C Common Stock of Space X. Pursuant to the Agreement, Preamble Capital subscribed approximately 6.667% interest of such fund for an amount of $5,660,000.05 (the “Transaction”). On September 29, 2025, Preamble Capital closed the Transaction.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired. The information required by Item 9.01 (a) is not being filed herewith but will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Form 8-K is required to be filed.

(b) Pro forma financial information. The information required by Item 9.01(b) is not being filed herewith and will be filed or furnished by amendment no later than 71 calendar days after the date on which this Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nova LifeStyle, Inc.

	By:	/s/ Xiaohua Lu
Xiaohua Lu
Chief Executive Officer

Date: October 1, 2025